UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 8, 2013
 (Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50789 (Commission File Number)	33-0145723 (IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

    Digirad Corporation is filing this Amendment No. 1 (Amended Report) to our current report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2013 (Original Report), in order to add certain information required by the items 2.05 and 2.06 of Form 8-K.

We hereby amend items 2.05 and 2.06 of our Original Report by adding the information contained in this Current Report on form 8-K. This Amended Report does not affect our Original Report. Except as otherwise expressly stated for the items amended in this Amended Report, this Amended Report continues to speak as of the date of the Original Report and we have not updated the disclosure contained herein to reflect events that have occurred since the filing of the Original Report. Accordingly, this Amended Report should be read in conjunction with our Original Report and our other filings made with the SEC subsequent to the filing of the Original Report.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On March 5, 2013, the Company reported that on February 27, 2013, the board of directors of Digirad Corporation, (“Digirad” or “the Company”), determined to restructure the Company’s Diagnostic Imaging business to reduce costs and to focus on maximizing cash flow from the Company’s DIS services business.  This restructuring effort will also include a reduction in force.  We previously could not make a reasonable estimate of the total one-time costs or cash outlay to be incurred as part of this restructuring effort.

On March 13, 2013, we concluded from our analysis that the total estimated costs associated with the restructuring effort will range between $1.8 million and $2.3 million.  These costs will be recognized as restructuring and related costs over fiscal year 2013.  Included in this estimated range is approximately $1.5 million of employee related costs, while the remaining costs include contract termination costs and other related costs.  Of the total restructuring charges, approximately $1.7 million to $2.0 million is expected to result in additional cash outlay in fiscal year 2013.

Item 2.06.  Material Impairments.

On March 5, 2013, the Company reported as part of the restructuring approved on February 27, 2013, that our management was conducting an impairment review under applicable accounting rules to determine whether, and to what extent, the change in our business strategy and restructuring of our Diagnostic Imaging business creates any impairment to long-lived assets; both as of December 31, 2012 and for the quarter ending March 31, 2013.  This review was completed on March 13, 2013 with a conclusion that no assets applicable to the material impairment analysis were currently impaired.

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    In connection with the determination to change the Company’s business strategy approved on February 27, 2013, the Company entered into an amended employment agreement with Digirad’s current Chief Executive Officer, Todd P. Clyde, pursuant to which the Company has agreed to pay Mr. Clyde the severance owed under his existing executive employment agreement following the end of the transition period, which could end as early as July 1, 2013.  The summary description of Mr. Clyde’s amended executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, dated as of March 8, 2013, that is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d)  Exhibits.

10.1       Amendment to Employment Agreement, dated as of March 8, 2013, by and between the Company and Todd P. Clyde.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:           March 13, 2013

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of March 8, 2013, by and between the Company and Todd P. Clyde.